VOID AFTER 5:00 New York City time, on November 22, 1999.


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY, AS WELL AS THE SECURITIES WHICH MAY BE PURCHASED PURSUANT TO EXERCISE OF THIS WARRANT, ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SPECIFIED IN THIS AGREEMENT. ANY OTHER TRANSFER IS INVALID AND OF NO FORCE AND EFFECT.

                               WARRANT TO PURCHASE

                        SHARES OF CLASS B COMMON STOCK OF

                             PRICELLULAR CORPORATION

                     Original Issue Date: November 23, 1994

                  Amended and Restated: as of December 21, 1995

            THIS WARRANT, together with that warrant, amended and restated as of the date hereof and issued to Aeneas Venture Corporation, amends and restates the warrants, original issue date November 23, 1994, issued to each of Richard Treibick and Oliver Treibick. This Warrant certifies that, for value received, the registered holder hereof, Price Communications Corporation, whose address is 45 Rockefeller Plaza, Suite 3201, New York, New York 10020 (the "Warrantholder"), or the registered assigns thereof, is entitled to purchase, subject to the provisions of this Warrant, from PriCellular Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), up to an aggregate of shares of Class B Common Stock, par value $.0l per share, of the Company (the "Class B Common Stock"), at the Exercise Price per share (as defined in Section 1.1) in lawful money of the United States of America at any time during the period beginning on December 21, 1995 (the "Restatement Date") and ending at 5:00 p.m., New York City time, on November 22, 1999 (the "Exercise Period").

      1. EXERCISE PRICE AND ADJUSTMENT.

            1.1. WARRANT EXERCISE PRICE. The per share exercise price at which shares of Class B Common Stock may be purchased pursuant to this Warrant (as adjusted from time to time, the "Exercise Price") shall be $7.463 on the Restatement Date. Subject to any adjustments made pursuant to Section 1.2 hereof, the Exercise Price shall thereafter be increased daily (both business and non-business days included) by the following amounts (the amount of increase in effect at the applicable time, the "Applicable Increase"): (i) from December 22, 1995 through November 22, 1996 at $.0010191 per day; (ii) from November 23, 1996 through November 22, 1997 at $.0010684 per day; (iii) from November 23, 1997 through November 22, 1998 at $.0011232 per day; and (iv) from November 23, 1998 through

November 22, 1999 at $.0033698 per day. The Exercise Price shall be paid in cash or in otherwise immediately available funds.

            1.2. ADJUSTMENT. The Exercise Price shall be subject to adjustment from time to time as set forth as follows:

                  (a) If the Company shall issue or sell, or be deemed to issue or sell in accordance with this Section 1.2, shares of Class B Common Stock or the Class A common stock, par value $.0l per share, of the Company (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock") without consideration or at a price per share less than the Exercise Price in effect immediately prior to such issuance or sale, then in each such case, except as hereinafter provided, the Exercise Price shall be lowered upon such issuance or sale so as to be equal to the lowest price per share of Common Stock received by the Company. If the Company shall issue, or be deemed to issue, any shares of Common Stock without consideration, such event shall be treated as if the Company had received one cent ($.0l) for all such shares. This paragraph
      (a) shall not apply to any events of the type described in paragraph (e) of this Section.

                  (b) (i) The issuance by the Company of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into, exercisable for or exchangeable for shares of Common Stock (or issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter defined) received by the Company for such Common Stock shall be less than the Exercise Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. Upon such an issuance or deemed issuance, the Exercise Price shall be adjusted pursuant to Section 1.2(a) hereof, and the Net Consideration Per Share shall be deemed the price paid for the newly issued securities. No adjustment of the Exercise Price shall be made upon the issuance or deemed issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights with respect to any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any such convertible securities (or upon the issuance of any such warrants, options or any rights therefor) as above provided.

                  (ii) Should the Net Consideration Per Share of any warrants, options, subscriptions or purchase rights or convertible securities the issuance of which effected an adjustment to the Exercise Price pursuant to
      Section 1.2(b) (i) hereof be decreased or increased from time to time then, upon the effectiveness of each such change, the Exercise Price shall be adjusted to such Exercise Price as would have obtained (a) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the basis of the actual Net Consideration per Share of such securities, and (b) had the adjustments made to the Exercise Price since the date of issuance of such securities been made to the Exercise Price as adjusted pursuant to (i) above. Any adjustment of the Exercise Price pursuant to Section 1.2(b)(i) hereof which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price which would have been in effect at the time of such cancellation or expiration had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

            (iii) The "NET CONSIDERATION PER SHARE" which may be received by the Company shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the maximum aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                  (c) For purposes of this Section 1.2, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 1.2 consists of property other than cash, such consideration shall be valued at its fair market value as reasonably determined in good faith by the Board of Directors of the Company.

                  (d) This Section 1.2 shall not apply: (i) to the issuance, since November 23, 1994, of up to 78,241,719 shares of Common Stock, or options exercisable therefor (such number of shares being subject to equitable adjustment in the event of any Class B Common Stock split, combination, reclassification or other similar event involving the Common Stock) issued and issuable to officers, directors, employees and consultants of the Company pursuant to any Class B Common Stock option plan or Class B Common Stock purchase plan approved (both as to such plan and as to any issuance of Class B Common Stock or options thereunder) by the Board of Directors of the Company; or (ii) to the issuance of shares of Class A Common Stock upon the conversion of any shares of Class B Common Stock. If all or any portion of any option granted under clause (i) of this Section 1.2(d) expires or is terminated without being exercised, then the number of shares of Common Stock issuable upon such option or portion thereof shall not be counted against the maximum number of shares covered by such clause (i).

                  (e) In case the Company shall at any time or from time to time
      (i) subdivide the outstanding shares of

      Class B Common Stock, (ii) combine the outstanding shares of Class B Common Stock into a smaller number of shares, or (iii) issue by reclassification of the shares of Class B Common Stock any shares of capital stock of the Company, then, and in each such case, the number of shares of Class B Common Stock (or other securities) for which this Warrant is exercisable shall be adjusted so that the Warrantholder shall be entitled to receive, for each share of Class B Common Stock then underlying this Warrant, the number of shares of Class B Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or the record date therefor, whichever is earlier (on a per share of Class B Common Stock basis, the "Class B Share Consideration"); PROVIDED, that the Exercise Price for each Class B Share Consideration in effect from time to time shall continue to be determined pursuant to Section 1.1 and as otherwise adjusted pursuant to this Warrant Agreement. An adjustment made pursuant to this paragraph (e) shall become effective at the close of business on the day upon which such subdivision, reclassification or combination becomes effective.

            (f) For purposes of this Section 1.2 the number of shares of Common Stock at anytime outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

            (g) Anything in this Section 1.2, to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Exercise Price by at least $.0010892 (the "Minimum Adjustment") and when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least the Minimum Adjustment such change in the Exercise Price shall thereupon be given effect.

            (h) If the Company shall take a record of the holders of its Class B Common Stock for the purpose of entitling them to receive a distribution described in paragraph (e) above, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such distribution, then thereafter no adjustment in the Exercise Price shall be required by reason of the taking of such record.

            1.3. SALE, MERGER OR CONSOLIDATION. (a) In the event of any capital reorganization of the Company, or of any reclassification (other than a change in par value) of the Common Stock, any conversion of the Common Stock into securities of another corporation (whether by exchange or otherwise), or the consolidation of the Company with, or the merger of the Company with or into, any other corporation in which the Common Stock is converted into other securities or property (including cash) or in the event of the sale of all or substantially all of the properties and assets of the Company to any other corporation (any such event, a "Capital Change"), this Warrant shall be exercisable after such Capital Change, upon the terms contained in this Agreement, only for the number of shares of stock or other securities or property (including cash) of the Company or of the corporation into which shares of Common Stock are converted or exchanged, or resulting from such consolidation, surviving such merger or to which such sale was made, as the case may be, which the Warrantholder would have received had this Warrant been exercised in full immediately prior to such Capital Change (on a per share of Class B Common Stock basis, the "Class B Capital Change Consideration"); PROVIDED that the Exercise Price for each Class B Capital Change Consideration in effect from time to time shall continue to be determined pursuant to Section
1.1 and as otherwise adjusted pursuant to this Warrant Agreement. Upon a Capital Change, the provisions of this Section 1.3 shall be adjusted, as appropriate or necessary, to be reasonably applicable to any shares of stock, other securities or property thereafter deliverable upon exercise of this Warrant.

            (b) The provisions of this Section 1.3 shall not be applicable in the case of any Capital Change which is otherwise subject to adjustment pursuant to Section 1.2 hereof, which adjustments shall govern any such circumstance. This Section 1.3 shall be applicable to successive events constituting a Capital Change.

            (c) The Company shall not effect any Capital Change unless in connection therewith (and prior thereto) any successor corporation or corporation purchasing Company assets shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Warrantholder such shares of stock, securities or property (including cash) as the Warrantholder may be entitled to receive as provided herein.

      2. EXERCISE OF WARRANT.

            2.1. RIGHT TO EXERCISE. On the terms and subject to the conditions of this Section 2, the Warrantholder shall have the right, at his option, at any time and from time to time during the Exercise Period to exercise this Warrant. If the date of expiration of this Warrant is a day on which banking institutions in the State of New York are authorized by law to close, then the Exercise Period shall expire on the next succeeding day which shall not be such a day. This Warrant may be exercised in whole or in part, provided that the minimum number of shares of Class B Common Stock which may be acquired in connection with a partial exercise of this Warrant shall be 67,700 shares (the "Minimum Exercise Number"). Upon partial exercise of this Warrant, this Warrant shall be surrendered to the Company for cancellation and a new Warrant shall be issued in respect of the shares of Class B Common Stock as to which the Warrant was not exercised (provided, however, that a new Warrant shall not be issued for less than the lesser of the Minimum Exercise Number or the balance of the underlying shares). In the event of any adjustment in the Exercise Price made pursuant to Section 1.2(e) hereof or in the type of stock, securities or other property for which this Warrant is exercisable pursuant to
Section 1.3 hereof, the Minimum Exercise Number shall be subject to equitable adjustment accordingly.

            2.2. MANNER OF EXERCISE; ISSUANCE OF STOCK. To exercise this Warrant, the Warrantholder shall deliver to the Company at its principal office at 45 Rockefeller Plaza, N.Y., N.Y. 10020 (or such other address as the Company shall have furnished in writing to the Warrantholder), Attention: President: (i) a Notice of Exercise, duly executed by the Warrantholder, in the form of the attached EXHIBIT A (the "Notice of Exercise") specifying the number of shares of Class B Common

Stock to be purchased, (ii) an amount equal to the aggregate then Exercise Price for all shares of Class B Common Stock as to which this Warrant is then being exercised, and (iii) this Warrant.

            Upon receipt of the required deliveries, the Warrantholder shall be deemed for all purposes to be the holder of record of the shares of Class B Common Stock issuable pursuant to such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Warrantholder. The Company shall, as promptly as practicable but in any event within ten (10) days after receipt of the required deliveries, cause to be issued and delivered to the Warrantholder a certificate or certificates representing the aggregate number of shares of Class B Common Stock issuable upon such exercise, registered in the name of the Warrantholder, and, if the exercise was partial, a new Warrant for the number of shares of Class B Common Stock as to which the Warrant was not exercised.

            2.3. FRACTIONAL SHARES. The Company shall not issue fractional shares of Class B Common Stock, or scrip representing fractional shares of Class B Common Stock upon any exercise of this Warrant. As to any fractional share of Class B Common Stock which the Warrantholder would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the Warrantholder such fractional share at a price equal to the amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the then current Exercise Price. Payment of such amount shall be made by check payable to the order of the Warrantholder at the time of delivery of any certificate or certificates arising upon such exercise. Subject to the provisions of this Section 2.3, any fraction of a share of Class B Common Stock called for upon any exercise hereof shall be cancelled.

      3. EXCHANGE AND TRANSFER.

            3.1. EXCHANGE. This Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company at its principal office provided in Section 2.2, for other Warrants of different denominations (but in no event in denominations of less than 67,700 shares) entitling the holder or holders thereof to purchase in the aggregate the same number of shares of Class B Common Stock as shall then be purchasable hereunder. Any transfer taxes payable upon any exchange shall be paid by the Warrantholder requesting the exchange.

            3.2. TRANSFER; WARRANTS AND UNDERLYING SHARES NOT REGISTERED. Except as otherwise provided in this Section 3, this Warrant and the shares of Class B Common Stock underlying this Warrant are freely transferable to any third party, provided that notwithstanding the foregoing, the Warrantholder shall not transfer this Warrant, any portion thereof, the Class B Common Stock underlying this Warrant, or any portion thereof where such transfer would materially adversely affect the Company (including, without limitation, a transfer to the owner of an FCC operating permit in an area in which such owner would compete with McCaw Cellular Communications Inc.), in the reasonable opinion of the Company, by reason of the business activities engaged in by such transferee or its affiliates (an "Adverse Transferee").

      This Warrant and the shares of Class B Common Stock underlying this Warrant may be pledged as security for the obligation of the Warrantholder to repay borrowed money to an institutional investor only with the prior consent of the Company, which consent shall not be unreasonably withheld.

      Each Warrantholder, by acceptance hereof, represents and acknowledges that this Warrant and the shares of Class B Common Stock underlying this Warrant which may be purchased upon exercise of this Warrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the grounds that the issuance of this Warrant is exempt from registration under
Section 4(2) of the Securities Act as not involving any public offering.

            3.3. NOTICE OF TRANSFER; OPINION OF COUNSEL. In connection with the transfer of this Warrant or shares of Class B Common Stock underlying this Warrant, the Warrantholder agrees to give written notice to the Company expressing such holder's intention to affect such transfer together with (a) an opinion of counsel to the Warrantholder (which shall be reasonably satisfactory to the Company) as to the non-necessity of registration under the Act, and (b) such counsel's opinion that such transfer will also be in compliance with applicable state securities laws (the cost of both such opinions to be borne by Warrantholder). After receipt of said notice and opinions, the Company shall, within five (5) days thereof, so notify the Warrantholder and such Warrantholder shall thereupon be entitled to transfer this Warrant or shares of Class B Common Stock. The Company shall, promptly upon receipt of this Warrant or such shares of Class B Common Stock (accompanied by a duly executed power), cancel this Warrant or such shares of Class B Common Stock, issue a new Warrant (which shall be in the form of this Warrant with such changes in form but not substance as appropriate) or a new certificate representing such shares of Class B Common Stock, registered in the name of the transferee and, if the transfer is in part, a new Warrant or a new certificate for shares of Class B Common Stock, to the Warrantholder for the portion of this Warrant or underlying shares of Class B Common Stock not transferred.

            3.4. LEGEND. Except as otherwise provided in this Section 3.4, this Warrant and all certificates for shares of Class B Common Stock issued upon the exercise of this Warrant shall bear substantially the following legend: "The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state securities laws. Any transfer of such securities will be invalid unless a Registration Statement under the Act and applicable state securities laws is in effect as to such transfer or, in the opinion of counsel satisfactory to the Company such registration is unnecessary in order for such transfer to comply with the Act and applicable state securities laws"; provided, that the foregoing legend may be taken off of this Warrant and/or the certificates for shares of Class B Common Stock issued upon the exercise hereof, as the case may be, (a) to the extent this Warrant and/or shares of Class B Common Stock shall have been transferred pursuant to an effective registration statement, or (b) if, in the opinion of the Company, upon receipt of an opinion of counsel to the Warrantholder to such effect, this Warrant and/or such certificates need no longer be subject to the restrictions on transfers contained in this Warrant. This Warrant and such certificates shall also bear a legend indicating that the securities evidenced thereby are subject to certain restrictions on transfer, as specified in this Agreement.

      4. COVENANTS OF THE COMPANY.

            4.1. RESERVATION OF STOCK ISSUABLE UPON EXERCISE.

The Company shall at all times reserve and keep available the maximum number of shares of Class B Common Stock as shall from time to time underlie this Warrant, in each case solely for the purpose of issuance upon the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Class B Common Stock, shall not be sufficient to effect the exercise in full of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purpose.

      5. LOST, STOLEN WARRANTS, ETC. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an undertaking of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of the Warrant, the Company will issue to the Warrantholder a new Warrant, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares of Class B Common Stock which may then be subscribed for and purchased hereunder.

      6. MISCELLANEOUS.

            6.1. REMEDIES. The Company and the Warrantholder each stipulate that the remedies at law of the Warrantholder or the Company, as the case may be, in the event of any default or threatened default by the Company or the Warrantholder, as the case may be, in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            6.2. CERTAIN EXPENSES. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the shares of Class B Common Stock issuable upon the exercise of this Warrant, or (b) this Warrant.

            6.3. NONWAIVER. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Warrantholder shall operate as a waiver of or otherwise prejudice its rights, powers or remedies hereunder.

            6.4. SUCCESSORS AND ASSIGNS. The terms and conditions of this Warrant shall inure to the benefit and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Warrant, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided herein.

            6.5. GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

            6.6. CAPTIONS. The titles of the Sections of this Warrant are for convenience of reference only and are not to be considered when construing this Warrant.

            6.7. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed in the case of the Company, at its address set forth in Section 2.2, and in the case of the Warrantholder, at the Warrantholder's address as shown in the Company's records.

            6.8. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be severed from this Warrant as if such provisions were not included and the balance of this Warrant shall be enforceable in accordance with its terms.

            6.9. WARRANTHOLDER NOT A STOCKHOLDER. Prior to the exercise of this Warrant as hereinbefore provided, the Warrantholder shall not, as a result of this Warrant, be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote or consent, or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of or attend any meetings of the stockholders of the Company or (iii) notice of any other proceedings of the Company (except as provided herein).

            IN WITNESS HEREOF, the Company has caused this amended and restated Warrant to be executed in its name by its Chairman of the Board, President or one of its Vice Presidents and attested to by its Secretary or one of its Assistant Secretaries as of December 21, 1995.

                                    PRICELLULAR CORPORATION

                                    By: /s/ Stuart Rosenstein
                                        ----------------------------
                                    Name: STUART ROSENSTEIN
                                    Title: VP

Attest:

[Illegible]
------------------------------
(Assistant Secretary)

                                                                       EXHIBIT A

                             NOTICE OF EXERCISE FORM

                        (to be executed only upon partial
                     or full exercise of the within Warrant)

            The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases __________ shares of Class B Common Stock, par value $.01 per share, of PriCellular Corporation and herewith makes payment therefor in the amount of $__________, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or ___________ certificates in denominations of ___________ shares) for the shares of Class B Common Stock of PriCellular Corporation hereby purchased be issued in the name of and delivered to the undersigned, whose address is ______________________ and, if such shares of Class B Common Stock shall not include all the shares of Class B Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Class B Common Stock of PriCellular Corporation not being purchased hereunder be issued in the name of and delivered to the undersigned, whose address is
_______________________.



Date: __________, 1994


__________________________________
Warrantholder

Signature Guaranteed:

__________________________________


By: ______________________________
     Title:


NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

            The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or by a member of the New York Stock Exchange.


                                       A-2